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                                  NSAR ITEM 77O
                          July 1, 1999 to June 30, 2000
                            VK Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING         PURCHASED FROM         AMOUNT OF SHARES            % OF             DATE OF
                                                                         PURCHASED            UNDERWRITING         PURCHASE


         1             Metro. Pier & Expo       Smith Barney              2,000,000             0.476%              08/23/99
         2              Orange Cty Health          Lehman                 3,000,000             2.742%              08/30/99
         3           NC Eastern Muni. Power     Smith Barney              3,000,000             2.190%              11/03/99
         4            NY State Dorm-Courts      PaineWebber               5,000,000             1.821%              12/10/99



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Underwriting Participants:

Underwriters for #1         Underwriters for #2       Underwriters for #3        Underwriters for #4
------------------          -------------------       -------------------        -------------------


J.P. Morgan & Co.           SW Secs                   J. P. Morgan & Co.         M.R. Beal & Company
Bear Stearns & Co.          Morgan Stanley            Goldman                    Bear & Stearns
Evern Securities            Bear Stearns              Morgan Stanley             First Albany
G K Baum                    Banc of America           Bradford                   Goldman
La Salle                    Sun Equi                  Ist Union                  Lehman
Loop Cap                    Paine Webber              J. Lee Peeler              Merrill
Melvin                                                Legg Mason                 J.P. Morgan & Co.
Mesirow                                               Wach Sec                   Morgan Stanley & Co.
Morgan Stanley                                                                   Salomon Smith Barney
Ramirez
Siebert

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